EXHIBIT 4.33

LEINER HEALTH PRODUCTS INC. 901 East 233rd Street Carson, California 90745	VITA HEALTH PRODUCTS INC. 150 Beghin Avenue Winnipeg, Manitoba

June 15, 2001

The Bank of Nova Scotia,
as the U.S. Agent
One Liberty Plaza
New York, New York 10006

The Bank of Nova Scotia,
as the Canadian Agent
44 King Street West – 14th Floor
Toronto, Ontario Canada, M5H 1H1

Each of the Lenders party to the
Credit Agreement referred to below

FIFTH AMENDMENT TO WAIVER LETTER

Gentlemen and Ladies:

             We refer to (a) the Amended and Restated Credit Agreement, dated as of May 15, 1998 (as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "Credit Agreement"), among Leiner Health Products Inc., a Delaware corporation (the "U.S. Borrower"), Vita Health Products Inc., a Manitoba corporation (the "Canadian Borrower", and together with the U.S. Borrower, the "Borrowers"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. Lenders") or under the Canadian Facility (collectively, the "Canadian Lenders", and together with the U.S. Lenders, the "Lenders"), The Bank of Nova Scotia ("Scotiabank"), as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. Agent"), Scotiabank, as agent for the Canadian Lenders under the Canadian Facility (in such capacity, the "Canadian Agent", and together with the U.S. Agent, the "Agents"), Merrill Lynch Capital Corporation, as Documentation Agent, and Salomon Brothers Holding Company Inc, as Syndication Agent, and (b) the Waiver Letter, dated February 13, 2001 (the "Waiver"), from the Borrowers to the Agents and the Lenders (as amended by the Amendment to Waiver Letter dated February 23, 2001 (the "First Amendment"), the Second Amendment to Waiver Letter dated March 28, 2001 (the "Second Amendment"), the Third Amendment to Waiver Letter dated April 12, 2001 (the "Third Amendment") and the Fourth Amendment to Waiver Letter dated May 31, 2001 (the "Fourth Amendment", and together with the First Amendment, the Second Amendment, and the Third Amendment, the "Prior Amendments"). Unless otherwise defined in this Fifth Amendment to Waiver Letter (this "Amendment," and together with the Prior Amendments, the "Amendments") or the context otherwise requires, capitalized terms used in this Amendment have the meanings provided in the Credit Agreement or the Waiver, as applicable.

             The Borrowers hereby request that the Lenders extend from June 15, 2001 to June 27, 2001 the last date (the "Waiver Termination Date") through which the Required Lenders waive certain Events of Default specified in the second paragraph of the Waiver, as amended. Accordingly, subject to satisfaction of the conditions precedent set forth in the following paragraph, the Agents, the Required Lenders and the Borrowers agree as follows:

A.	The Waiver Termination Date is extended to June 27, 2001 at 5:00 p.m.

B.	The Required Lenders hereby waive through the Waiver Termination Date any Defaults and Events of Default resulting from Borrowers' noncompliance with the financial covenants set forth in Section 9.2.4 of the Credit Agreement for the Fiscal Quarter ending March 31, 2001 and any related breach of the representations and warranties under the Loan Documents with respect to such financial covenants pursuant to the Waiver or any of the Amendments.

C.	The Borrowers' right to reallocate the unused Canadian Revolving Loan Commitment Amount and the unused U.S. Revolving Loan Commitment Amount pursuant to, respectively, Sections 2.2.3 and 3.2.2 of the Credit Agreement is suspended. This paragraph C shall survive the Waiver Termination Date.

D.	Unless otherwise agreed to by the Required Lenders, including as to amount and application, concurrently with the receipt by either of the Borrowers or any of their Affiliates of any judgment, settlement or other proceeds or amounts, however characterized (with all of the foregoing collectively referred to as the "Proceeds"), arising from or in connection with any antitrust claims (including claims pending in (i) the United States District Court for the Central District of California styled Leiner Health Products Inc. v. F. Hoffman–La Roche Ltd., et al., Case No. 99–09832–JSL and (ii) the United States District Court for the District of Columbia entitled In Re Vitamins Antitrust Litigation, MDL No. 1285, Misc. No. 99–0197, and all facts and circumstances at issue therein), the U.S. Borrower shall make, or cause to be made, a mandatory prepayment of the Loans in the amount of such Proceeds (with such prepayment being applied to the remaining Term Loan amortization payments pro rata in accordance with the amount of each such remaining Term Loan amortization payment) and the cash collateralization of all Letters of Credit and a corresponding reduction of each Revolving Loan Commitment Amount. This paragraph D shall continue to and including the Waiver Termination Date.

The Borrowers further reaffirm, ratify and agree that: the provisions set forth in 2, 6, 7 and 8 of the third paragraph of the Waiver and the increased interest accrual set forth in clause (b)(iii) of the fourth paragraph of the Waiver shall continue to and including the Waiver Termination Date; and the provisions set forth in 5 of the third paragraph of the Waiver, clauses (b)(i), (ii), (iv) and (v) of the fourth paragraph of the Waiver, paragraph (c) on page 5 of the Waiver, the first full paragraph on page 5 of the Waiver, paragraph 4 on pages 2–3 of the Third Amendment and clauses (ii) and (iii) of the first full paragraph on page 3 of the Third Amendment, shall survive the Waiver Termination Date.

The effectiveness of this Amendment is conditioned upon receipt by the Agents of the following:

1.	counterparts of this Amendment, duly executed by the Borrowers and the Required Lenders;

2.	an updated perfection certificate, in form and substance satisfactory to the Agents, duly executed by the Borrower;

3.	an Affirmation and Consent, in form and substance satisfactory to the Agents, duly executed by each of the Guarantors; and

4.	payment of the fees and expenses of Luskin, Stern & Eisler LLP, PricewaterhouseCoopers LLP and Casas, Benjamin & White, LLC, in each case as set forth in all unpaid invoices delivered to the Agents.

             In further consideration of the Agents' and the Required Lenders' delivery of this Amendment, the Borrowers agree that they will, and will cause their Subsidiaries to, comply with all of the covenants, agreements and undertakings of the Borrowers contained in the Waiver and the Amendments, as modified through the date hereof. The Borrowers further agree that the Letter of Credit fees payable under Section 5.3.3 of the Credit Agreement shall be payable in arrears on the fifteenth day of each month (instead of the Quarterly Payment Dates as specified in such section) and that such agreement shall survive the Waiver Termination Date.

             In order to induce the Lenders to enter into this Amendment, the Borrowers hereby represent and warrant that, except with respect to the Excluded Items (as defined in the Fourth Amendment), both before and after giving effect to this Amendment, all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, including the Waiver and the Amendments, are true, complete and correct in all material respects and that all of the statements set forth in Section 7.2.1 of the Credit Agreement are true and correct. The U.S. Borrower agrees and acknowledges that the assets of the U.S. Borrower pledged under the U.S. Borrower Security Agreement include the U.S. Borrower's bank accounts specified on Schedule 1 hereto and all amounts on deposit therein and grants, reaffirms and ratifies to the Bank of Nova Scotia, as agent for the Secured Parties, as security for the Obligations, a lien on and security interest in the bank accounts of the U.S. Borrower set forth on Schedule 1 hereto, and all amounts on deposit therein.

             The Borrowers hereby represent that Leiner Health Products FSC Inc. ("FSC"), a Barbados company, is a wholly owned Subsidiary of the U.S. Borrower and that such Subsidiary owns no assets. The Borrowers agree not to transfer any assets to FSC and that FSC shall be subject to all negative covenants applicable to Subsidiaries or otherwise in the Credit Agreement. Based on the foregoing representations and agreements, which shall survive the Waiver Termination Date, the Required Lenders agree to waive compliance with Section 9.1.7 of the Credit Agreement with respect to such Subsidiary.

             Except as expressly provided herein, the Credit Agreement and the other Loan Documents, including the Waiver and the Amendments, shall remain in full force and effect in accordance with their respective terms, and this Amendment, the Waiver and the Amendments shall not be construed to (i) impair the validity, perfection or priority of any Lien or security interest securing the Obligations, (ii) waive or impair any rights, powers or remedies of any Agent or Lender under the Credit Agreement or any other Loan Document, except as expressly set forth herein or therein, (iii) constitute an agreement by any Agent or Lender or require any Agent or Lender to grant additional waivers or waiver periods, or extend the term of the Credit Agreement or the time for payment of any of the Obligations or (iv) require any Lender to make any Loans, issue any Letters of Credit, or provide other extensions of credit to the Borrowers.

             The Borrowers agree, reaffirm and ratify that the failure to comply with any covenant contained in the Waiver or any Amendment, as such covenants may have been amended or waived and other than, to the extent applicable, the Excluded Items, shall constitute an Event of Default and the waivers granted in the Waiver and the Amendments shall terminate (i) immediately (without the need for further notice of any kind) in the case of the Borrowers' failure to comply with a covenant providing for a payment or prepayment to the Agents or the Lenders and (ii) two Business Days after the date the Borrowers receive written notice from an Agent (the "Notice Period") of the Borrowers' failure to comply with any other covenant in the Waiver or any Amendment, provided that in the event such failure is remedied within the Notice Period, such failure shall not constitute an Event of Default and the waivers granted in the Waiver and the Amendments shall not terminate.

             Each of the Borrowers acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Amendment.

             This Amendment may be executed in counterparts and by any party to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all of such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be, and shall be effective as, an original signature hereto.

             Each of the Borrowers hereby acknowledges that as of 11:00 a.m. on the date hereof there is due and owing to the Lenders under the Credit Agreement U.S. Revolving Loans in the principal amount of $91,115,000; U.S. Letter of Credit Outstandings in the amount of $11,902,372 (of which $1,600,000 is cash collateralized under the terms of a Cash Collateral Agreement dated as of April 16, 2001); Term B Loans in the principal amount of $65,622,500; Term C Loans in the principal amount of $62,750,000; Term D Loans in the principal amount of $29,475,000; Canadian Revolving Loans in the principal amount of Cdn $28,800,000; and Canadian Term Loans in the principal amount of Cdn $16,684,000 together with accrued interest, fees and expenses in accordance with the Credit Agreement.

             EACH OF THE BORROWERS HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS–CLAIMS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF THE BORROWERS TO REPAY ANY AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER. EACH OF THE BORROWERS HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, CONSULTANTS, ADVISORS, ATTORNEYS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMEND MENT IS EXECUTED, WHICH THE BORROWERS MAY NOW OR HEREAFTER HAVE  AGAINST ANY SUCH AGENT OR LENDER, AND SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, CONSULTANTS, ADVISORS, ATTORNEYS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THE WAIVER OR THE AMENDMENTS.

             Each of the Borrowers acknowledges and agrees that it understands the meaning and effect of Section 1542 of the California Civil Code which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

             EACH OF THE BORROWERS AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THE WAIVER OR THIS AMENDMENT. EACH OF THE BORROWERS HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF THE BORROWERS WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

             THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

             This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed and administered in accordance with all of the terms and provisions of the Credit Agreement.

[Signature Page to Fourth Amendment to Waiver]

             If you are in agreement with the foregoing terms, kindly execute this Amendment in the space provided below and deliver to the Agents an executed counterpart of this Amendment.

Very truly yours,
LEINER HEALTH PRODUCTS INC.

By:
Name:
Title:

VITA HEALTH PRODUCTS INC.

By:
Name:
Title:

[Signature Page to Fifth Amendment to Waiver]

AGREED TO AND ACCEPTED
AS OF THE DATE FIRST
ABOVE WRITTEN:

THE BANK OF NOVA SCOTIA
As Canadian Agent and a Lender

By:
Name:
Title:

[Signature Page to Fifth Amendment to Waiver]

AGREED TO AND ACCEPTED
AS OF THE DATE FIRST
ABOVE WRITTEN:

THE BANK OF NOVA SCOTIA,
as the U.S. Agent and a Lender

By:
Name:
Title:

[Signature Page to Fifth Amendment to Waiver]